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                                                                EXHIBIT 10.22(C)

                                 THIRD AMENDMENT
                            TO STOCK INVESTMENT PLAN

         THIS THIRD AMENDMENT TO STOCK INVESTMENT PLAN (this "Amendment"), dated as of February 2, 2000, by RESOURCE BANCSHARES MORTGAGE GROUP, INC. (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company maintains the Resource Bancshares Mortgage Group, Inc. Stock Investment Plan, effective as of January 1, 1995, as amended by the First Amendment made as of March 24, 1995, and the Second Amendment made as of November 30, 1998 (the "Plan") for the benefit of its eligible employees; and

         WHEREAS, in Section 15 of the Plan, the Company reserved the right by action of its Board of Directors to amend the Plan; and

         WHEREAS, the Company now desires to amend the Plan to authorize an additional 300,000 shares of Common Stock to be acquired under the Plan;

         NOW, THEREFORE, in consideration of the premises, the Plan is amended as follows:

         1. Effective February 2, 2000, Section 3 of the Plan shall be deleted and the following inserted in its place:

                  "3. SCOPE OF THE PLAN. The maximum number of shares of Common Stock which may be purchased under the Plan shall be 725,529 (the original 100,000 shares as adjusted for changes in capitalization pursuant to Section 14 plus an additional 300,000 shares added pursuant to the Second Amendment to the Plan and an additional 300,000 shares added pursuant to this Amendment) as such number may be adjusted after February 2, 2000 pursuant to Section 14. Subject to the provisions in
         Section 16, the Plan will continue in effect until the maximum number of shares of Common Stock (described in the preceding sentence) have been purchased by Participants pursuant to the Plan. Except as otherwise provided in the Plan, all purchases of Common Stock pursuant to the Plan shall be subject to the same terms, conditions, rights and privileges. The shares of Common Stock acquired by the Custodian pursuant to the Plan shall be acquired by the Custodian in open market purchases, purchases of treasury stock from the Company or purchases of original issue Common Stock from the Company as directed from time to time by the Chief Executive Officer of the Company."


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         2. This Amendment is conditioned upon obtaining the appropriate approval by the stockholders of the Company and shall be submitted for approval by the stockholders of the Company prior to February 1, 2001.

         3. Except as expressly or by necessary implication amended hereby, the Plan still continues in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officers as of the day and year first above written.

                                       RESOURCE BANCSHARES MORTGAGE GROUP, INC.

                                       By:  ___________________________________
                                       Its: ___________________________________



ATTEST:


_________________________________
______________________, Secretary